Exhibit 8.2

HUNTON ANDREWS KURTH LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 TEL 214 • 979 • 3000

October 26, 2018	File No: 76441.55

Pebblebrook Hotel Trust

7315 Wisconsin Avenue, 1100 West

Bethesda, Maryland 20814

Re:                 Federal Income Tax Opinion Issued to Pebblebrook Hotel Trust in Connection with the Merger of LaSalle Hotel Properties with and into Ping Merger Sub, LLC

Ladies and Gentlemen:

We have acted as special tax counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (“Parent”), in connection with (i) the merger (the “Company Merger”) of LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), with and into Ping Merger Sub, LLC, a Maryland limited liability company and wholly-owned Subsidiary of Parent (“Merger Sub”), with Merger Sub surviving, pursuant to the terms of that certain Agreement and Plan of Merger dated as of September 6, 2018, by and among Parent, Pebblebrook Hotel, L.P., a Delaware limited partnership (“Parent OP”), Merger Sub, Ping Merger OP, LP, a Delaware limited partnership whose sole general partner is a wholly-owned Subsidiary of Parent OP, the Company, and LaSalle Operating Partnership, L.P., a Delaware limited partnership and whose sole general partner is the Company (as it may be amended from time to time, the “Merger Agreement”) and (ii) the preparation of the prospectus included as part of the registration statement on Form S-4 filed with the Securities and Exchange Commission on October 26, 2018, as amended through the date hereof, including the Joint Proxy Statement (the “Registration Statements”), with respect to the Company Merger.  This opinion relates to the qualification of the Company Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

A.                                    Documents Reviewed

In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

1.                                      the Merger Agreement;

2.                                      Registration Statements;

3.                                      the Certificates of Parent and the Company, delivered to us as of the date hereof, with respect to various factual representations and certifications (collectively, the “Certificates”);

4.                                      the form of opinion of counsel to be received by the Company from Goodwin Procter LLP with respect to qualification of the Company Merger as a reorganization within the meaning of Section 368(a) of the Code (the “Goodwin Opinion”); and

5.                                      such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.                                    Representations

In connection with the opinion rendered below, we have reviewed and relied upon the factual statement and representations set forth in the Certificates, which statements, and representations we have neither independently investigated nor verified.

C.                                    Assumptions

In connection with the opinion rendered below, we have assumed that:

1.                                      all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are authorized and competent to execute and deliver such documents;

2.                                      the Company Merger and the other transactions specified in the Merger Agreement will be consummated as provided in the Merger Agreement, without waiver of any material provision thereof;

3.                                     the Company Merger will be reported by Parent and the Company on their respective income tax returns in a manner consistent with the opinion set forth below, and each of the parties to the Merger Agreement will comply with all applicable reporting obligations with respect to the Company Merger required under the Code and the Treasury Regulations thereunder;

4.                                      the Certificates are true and accurate in all material respects as of the date hereof and at the Company Merger Effective Time;

5.                                      commencing with its taxable year ended December 31, 1998, the Company has qualified, and through its taxable year that ends with the Company Merger Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code;

6.                                      commencing with its taxable year ended December 31, 2009, Parent has qualified, and through the taxable year which includes the Company Merger Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code, and

7.                                      the Goodwin Opinion is being delivered to the Company concurrently herewith in the form provided to us and has not been and will not be modified or withdrawn.

D.                                    Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and at the Company Merger Effective Time, and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statements, it is our opinion that the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

E.                                     Limitations

Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter.  These authorities may be amended or revoked at any time.  Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter.  There is no assurance that legislative, judicial or administrative changes will not occur in the future.  We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates.  We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement.

Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by Parent or the Company) could adversely affect the opinions stated herein.

No opinion is expressed as to any federal income tax consequence of the Company Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.  This opinion does not address the various state, local or foreign tax consequences that may result from the Company Merger or the other transactions contemplated by the Merger Agreement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statements.  In giving this consent with respect to the Registration Statements, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Hunton Andrews Kurth LLP